EXHIBIT 10.15

AMENDMENT NO. 2

TO EMPLOYMENT AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Employment Agreement (the “Agreement”) dated March 29, 2013, by and between The Pulse Network, Inc., a Nevada corporation (“Employer”), and The Pulse Network, Inc., a Massachusetts corporation and wholly owned subsidiary of Employer (“Subsidiary”) and Stephen Saber (“Executive”) is entered into September 26, 2014. Employer, Subsidiary and Executive may be collectively referred to herein as the “Parties”.

RECITAL

WHEREAS, the Parties have entered into the Agreement, Amendment No. 1 to the Agreement and wish to further amend the Agreement, as set forth herein.

NOW THEREFORE, in consideration of covenants and agreements contained herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties agree as follows:

1. Definitions. All defined terms used herein shall have the meaning assigned to them in the Agreement unless otherwise defined herein, and all of the terms of the Agreement shall continue to apply unless as amended hereby.

2. Amendment to Section 3 of the Agreement. Section 3(a) of the Agreement is amended to (i) change “$250,000.00” to “$350,000.00” and (ii) add a sentence that states “Executive’s base salary shall increase by 7% on April 1 of each year, based on the salary due to Executive in the year prior to each such increase.” Section 3(b) of the Agreement is amended to change “0.00%” to “1.5%”

3. Continuing Effect of the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of any of the terms, representations, warranties, covenants, rights or remedies set forth in the Agreement, except as specifically set forth herein.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of Massachusetts.

5. Counterparts. This Amendment may be executed in several counterparts and by scanned e-mail attachment, and each such counterpart or scanned e-mail attachment so executed shall constitute one and the same Amendment.

6. Effective Date. This Amendment is effective as of the date hereof.

7. Entire Agreement. The Agreement, Amendment No. 1 to the Agreement and this Amendment, and the exhibits and schedules delivered pursuant to the Agreement contain all of the terms and conditions agreed upon by the Parties relating to the subject matter of the Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the Parties, whether oral or written, respecting that subject matter.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Employer: THE PULSE NETWORK, INC., a Nevada corporation

By		Date: September 26, 2014
Name: Stephen Saber
Title: Chief Executive Officer

Subsidiary: THE PULSE NETWORK, INC., a Massachusetts corporation

By		Date: September 26, 2014
Name: Nicholas Saber
Title: President

EXECUTIVE

Date: September 26, 2014
Stephen Saber